Platinum Sponsor Agreement

San Diego Investment Conference, LLC

DBA West Coast Wall Street Conference

11292 Vista Sorrento Parkway, Q201

San Diego, CA 92130

Cardinal Energy

6037 Frautz Rd. Suite 103

Dublin Ohio 43017

This Platinum Level Sponsorship AGREEMENT “Agreement” is entered into as of this _ day of August by San Diego Investment Conference, LLC (the “MEETING HOST”) and Cardinal Energy Group, Inc. the (“COMPANY /SPONSOR”).

1.	The COMPANY/SPONSOR hereby agrees to Sponsor the “West Coast Wall Street Conference” and “San Diego Investment Conference” marketing, PR and events to be disseminated and held in 2013 in Southern California (the “Event”). The MEETING HOST agrees to invite an audience consisting of combinations of presenting sponsors, fund managers, financial advisors, research analysts, registered representatives, retail and accredited investors (“Conference Members”); provided, however, that MEETING HOST DOES NOT GUARANTEE THAT UNDER ANY CIRCUMSTANCES A SPECIFIC NUMBER OF ATTENDEES WILL ATTEND THE EVENT. THE MEETING HOST also agrees to marketing, PR, introductions in association with the events. The parties understand that the purpose of the marketing, radio, event will be to increase awareness or to generate interest in the presenting COMPANY/SPONSOR among attendees, including without limitation, with regard to a possible capital or offering being undertaken by the COMPANY/SPONSOR. The parties also understand that the MEETING HOST periodically hosts events similar in nature to the Event, in which MEETING HOST provides a forum for due diligence, research, data tracking, activity coordination and other communications important to investors, other funding sources and/or financial services professionals.

2.	Terms of contract include the following provisions from the “MEETING HOST” to the “COMPANY SPONSOR”.

●	Marketing to #5K membership - #15K distribution including social media

●	Ongoing Introductions within our investor network including fund managers, financial advisors, registered representatives, retail and accredited investors(i.e. Eric Collins, Bret Burgland)

●	Position within marketing material promoting events to #13K via e-mailers, social media (L/IN, Twitter, Facebook) no less than twice a month for 12 months; also a position within the California Financial Times (analyst report, editorial, or executive profile) in 2013.

●	two 10-15 minutes broadcasts with Radio, Big Biz Show, positioned as industry experts within American Energy

●	Term of contract is six months.

3.	The Annual Platinum Sponsorship fee is $25,000 in unregistered shares of the common stock (the “Shares”) of COMPANY/SPONSOR (CEGX). (the “Sponsorship Fee”) and such shares will be issued to Patrick A. Howell and Bob Sully Sullivan in #15K and #10K respective shares. The number of Shares will be determined by dividing $25,000 by the average closing price of the Buyer’s common stock quoted on the OTCQB during the 10 trading days prior to the date of this Agreement.

4.	The COMPANY/SPONSOR hereby represents that the information that it presents at the Conference shall be factually true, materially accurate and correct and shall otherwise not be misleading. In addition, the COMPANY/SPONSOR understands and acknowledges that any information presented by the COMPANY/SPONSOR at the events during its presentation slot may be accessible through a password, protected site to Conference Members, and that COMPANY/SPONSOR’s status as a presenting company at the Event may be reflected as a matter of public record through a press release approved by the MEETING HOST Such information accessible by Conference Members and/or the general public includes, but is not limited to financial reports or projections, business plans, prospectuses, news releases, and any other company public relation disbursements. The COMPANY also represents in this Agreement that: (i) the Event will not be a part of or be used for the purpose of any non-compliant, scandalous, or artificial inflation of the COMPANY/SPONSOR’s stock, (ii) the Event will not be used for the purpose of any insider trading of the COMPANY/SPONSOR’s stock; and (iii) Event presentations done by the COMPANY/SPONSOR will be done in full compliance with the applicable rules and regulations of the SEC, NASD, and any state regulatory agencies, as relating to the dissemination of public information or otherwise. In addition, and without limitation to the foregoing provisions of this Section 6, COMPANY/SPONSOR agrees to comply with SEC rule 17b, Regulation FD and Rule 10b5-l, which require full disclosure.

5.	The undersigned parties understand and agree that the additional terms and conditions to this Agreement as set forth in Attachment 1 (“Additional Terms and Conditions”) incorporated by reference herein.

ACCEPTED AND APPROVED:		AGREED TO AND ACCEPTED:

SAN DIEGO INVESTMENT CONFERENCE, LLC		Cardinal Energy Group, Inc.

Signed:	/s/ Patrick A. Howell	Signed:	/s/ Timothy W. Crawford
Printed:	Patrick A. Howell	Printed:	Timothy W. Crawford
Title:	Founder & CEO	Title:	CEO
Date:	3/12/2012	Date:	8/19/2013

Address:	3530 Glen Avenue	Address:	6037 Frantz Rd. Suite 103; Dublin Ohio 43017
Carlsbad, CA 92010
Tel No:	(949) 813-1756	Tel No,:
Facsimile No.:	858-227-5715	Facsimile No.:

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Attachment 1

ADDITIONAL TERMS AND CONDITIONS

1.	COMPANY/SPONSOR agree to fully indemnify and hold MEETING HOST and its affiliates (the “COMPANY/SPONSOR INDEMNIFIED PARTIES”) harmless against any and all losses, damages, liabilities, judgments, settlements, penalties, costs and other expenses (including, without limitation, attorneys’ and accountants’ fees), incurred or suffered by the COMPANY/SPONSOR INDEMNIFIED PARTIES, which are based upon or related to any act or omission, directly or indirectly, by or on behalf of COMPANY/SPONSOR under this Agreement.

2.	The Agreement, together with any exhibits or attachments thereto, contains the entire agreement between the parties concerning the subject matter hereof, and supersedes all prior and contemporaneous agreements, arrangements, negotiations and understandings, written and oral, between the parties and/or any of its respective affiliates. All capitalized terms in the exhibits or other attachments to the Agreement shall have the meanings given to them in the Agreement, unless otherwise defined therein. No change or modification of the Agreement will be binding unless in writing and signed by each of the parties. COMPANY/SPONSOR may not assign any of its rights or obligations under this Agreement. This Agreement is assignable by MEETING HOST. Subject to the foregoing restrictions on assignment, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of, the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

3.	In the event that any of the provisions of this Agreement are held to be unenforceable for any reason, the remaining portions of this Agreement will remain in full force and effect Neither party will be deemed to waive any of their rights or remedies under this Agreement unless such waiver is in writing and signed by the party to be bound. The non-enforcement of any provision of this Agreement will not act as a waiver of any further non-enforcement of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party.

4.	Notices given under this Agreement must be in writing and sent via email, facsimile, overnight courier, hand delivered, or mailed by certified or registered mail, to the party at its address/facsimile number/email address set forth at signature page of this Agreement or to the address/facsimile number/email address provided to the other party in writing from time to time. If notice is made by personal delivery, courier or mail, notice will be deemed made upon delivery. If notice is made by e-mail or facsimile, notice will be deemed made upon transmission of the e-mail or facsimile.

5.	This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice or conflict of law provision or rule. Any dispute or controversy in connection with this Agreement which cannot be settled by the parties will be determined and settled by arbitration in Dublin, Ohio, pursuant to the rules then existing of the American Arbitration Association; any arbitration award will be final, binding and non-appealable upon you and the Company, and judgment thereon may be entered in any court of competent jurisdiction. The arbitrator may award reasonable attorneys’ fees and arbitration costs to the substantially successful party.

6.	Each and all of the several rights and remedies provided for in this Agreement shall be construed as being cumulative, no one of them shall he deemed to be exclusive of the others or of any right or remedy allowed by law or equity, and pursuit of any one remedy shall not be deemed to be an election of such remedy, or a waiver of any other remedy. Each party represents and warrants that he or it has the right to enter into and deliver this Agreement and to grant the rights and undertake the duties provided for in this Agreement. This Agreement and the respective rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties only after the Agreement has been fully executed and delivered by an authorized representative of the respective parties.

7.	The subject headings of the sections or paragraphs of this Agreement are included for purposes of convenience and reference only and shall not be deemed to explain, modify, limit, amplify or aid in the meaning, construction or interpretation of any of the provisions of this Agreement. This Agreement may be executed in a number of counterparts, and all executed counterparts together will constitute one and the same agreement Any such execution may be of a facsimile copy hereof, and any signature transmitted to another party by facsimile will be valid and binding.

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